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Exhibit 77Q3

Registrant: American Century Growth Funds, Inc.

File Number: 811-218651

Registrant CIK Number: 0001353176

The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to Items 48,72DD, 72EE, 73A, 73B, 74U and 77V. The complete answers are as follows:

Item 48


Legacy Focused Large Cap Investor, R and Advisor 1.10% of first $500 million 1.05% of the next $500 million
1.00% of the next $4 billion
0.99% of the next $5 billion
0.98% of the next $5 billion
0.97% of the next $5 billion
0.95% of the next $5 billion
0.90% of the next $5 billion
0.80% over $30 billion
Institutional 0.90% of first $500 million
0.85% of the next $500 million
0.80% of the next $4 billion
0.79% of the next $5 billion
0.78% of the next $5 billion
0.77% of the next $5 billion
0.75% of the next $5 billion
0.70% of the next $5 billion
0.60% over $30 billion
Legacy Large Cap Investor, R and Advisor 1.10% of first $500 million
1.05% of the next $500 million
1.00% of the next $4 billion
0.99% of the next $5 billion
0.98% of the next $5 billion
0.97% of the next $5 billion
0.95% of the next $5 billion
0.90% of the next $5 billion
0.80% over $30 billion
Fund Class Percentage of Strategy Assets
Legacy Large Cap Institutional 0.90% of first $500 million
0.85% of the next $500 million
0.80% of the next $4 billion
0.79% of the next $5 billion
0.78% of the next $5 billion
0.77% of the next $5 billion
0.75% of the next $5 billion
0.70% of the next $5 billion
0.60% over $30 billion
Legacy Multi Cap Investor, R and Advisor 1.15% of first $500 million
1.10% of the next $500 million
1.05% of the next $4 billion
1.04% of the next $5 billion
1.03% of the next $5 billion
1.02% of the next $5 billion
1.00% of the next $5 billion
0.95% of the next $5 billion
0.85% over $30 billion
Institutional 0.95% of first $500 million
0.90% of the next $500 million
0.85% of the next $4 billion
0.84% of the next $5 billion
0.83% of the next $5 billion
0.82% of the next $5 billion
0.80% of the next $5 billion
0.75% of the next $5 billion
0.65% over $30 billion




For period ending  07/31/2008
Series Number:  1

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class             360
          Institutional Class         54

         2. Dividends for a second class of open-end company shares

         Advisor Class                12
         R Class                       1


73.     Distributions per share for which record date passed during the period:
      1. Dividends from net investment income
          Investor Class            $0.1871
          Institutional Class       $0.2168
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.1500
          R Class                   $0.1129

72EE)   1. Total capital gains for which record date passed during the period
          Investor Class                   888
          Institutional Class              115
         2. Dividends for a second class of open-end company shares

         Advisor Class                      38
         R Class                             4


73.     Distributions per share for which record date passed during the period:
      1. Dividends from capital gains
          Investor Class            $0.4609
          Institutional Class       $0.4609
          2. Dividends from capital gains from a second class of open-end company shares

          Advisor Class             $0.4609
          R Class                   $0.4609

74U.     1. Number of shares outstanding  (000's)
         Investor Class              2,937
         Institutional Class           311

         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                  79
         R Class                         5

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $12.03
         Institutional Class        $12.04
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $12.01
         R Class                    $11.99


For period ending  07/31/2008
Series Number:  2

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class               63
          Institutional Class          11
         2. Dividends for a second class of open-end company shares

         Advisor Class                  7
         R Class                        4


73.     Distributions per share for which record date passed during the period:
A)       1. Dividends from net investment income
          Investor Class            $0.1143
          Institutional Class       $0.1406
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0815
          R Class                   $0.0486

72EE)   1. Total capital gains for which record date passed during the period
          Investor Class                   335
          Institutional Class               46
         2. Dividends for a second class of open-end company shares

         Advisor Class                      53
         R Class                            46


73.     Distributions per share for which record date passed during the period:
      1. Dividends from capital gains
          Investor Class            $0.6085
          Institutional Class       $0.6085
          2. Dividends from capital gains from a second class of open-end company shares

          Advisor Class             $0.6085
          R Class                   $0.6085

74U.     1. Number of shares outstanding  (000's)
         Investor Class             1,163
         Institutional Class           82
         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                113
         R Class                       79


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.60
         Institutional Class        $11.61
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)


         Advisor Class              $11.58
         R Class                    $11.56

For period ending  07/31/2008
Series Number:  3

72EE)   1. Total capital gains for which record date passed during the period
          Investor Class                    553
          Institutional Class                 -
         2. Dividends for a second class of open-end company shares

         Advisor Class                       13
         R Class                              1


73.     Distributions per share for which record date passed during the period:
      1. Dividends from capital gains
          Investor Class            $0.1716
          Institutional Class       $0.1716
          2. Dividends from capital gains from a second class of open-end company shares

          Advisor Class             $0.1716
          R Class                   $0.1716


74U.     1. Number of shares outstanding (000's)
         Investor Class                3,019
         Institutional Class                2

         2. Number of shares outstanding of a second class of open-end company shares (000's)
         Advisor Class                   64
         R Class                           6


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.72
         Institutional Class        $11.76
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $11.67
         R Class                    $11.61

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